Exhibit 99.1

Investor Relations: Brian Norris Vice President of Investor Relations +1 781.250.3829 brian.norris@fleetmatics.com	Public Relations: Juli Burda Director of Public Relations +1 847.378.4398 juli.burda@fleetmatics.com

Fleetmatics Reports Strong Third Quarter Financial Results and Subscriber Growth

—Company Raises Guidance for 2015 and Introduces Preliminary Outlook for 2016—

•	Q3 Revenue of $73.5 million, up 22% year-over-year

•	Q3 GAAP EPS of $0.22; Non-GAAP[1] adjusted EPS of $0.41

•	Q3 Adjusted EBITDA[1] of $24.8 million, or 33.7% of total revenue

•	Q3 Cash flow from operations of $30.1 million

•	Active vehicles under subscription of 655,000, up 25% year-over-year

Dublin, Ireland and Boston, Massachusetts – November 3, 2015 – Fleetmatics Group PLC (NYSE: FLTX), a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS), today announced financial results for its third quarter ended September 30, 2015.

“We are pleased to be reporting strong third quarter results which continue to demonstrate the leverage in our business model,” said Jim Travers, Chairman and Chief Executive Officer of Fleetmatics. “We are delighted with the addition of 30,000 new vehicle subscriptions in the third quarter and the progress we are making in expanding our global reach. We are focused on closing out the year strongly, and moving forward, remain well positioned to deliver on the long term strategic and financial objectives we outlined at Fleetmatics Analyst Day 2015.”

Results for the Third Quarter of 2015

Total revenue for the third quarter of 2015 was $73.5 million, an increase of 22% compared to $60.4 million for the third quarter of 2014. GAAP net income for the third quarter of 2015 was $8.8 million, or $0.22 per diluted share, compared to $8.2 million, or $0.21 per diluted share, for the third quarter of 2014. Non-GAAP1 adjusted earnings for the third quarter of 2015 was $16.3 million, or $0.41 per diluted share, compared to $11.3 million, or $0.29 per diluted share, for the third quarter of 2014. Adjusted EBITDA1 for the third quarter of 2015 was $24.8 million, an increase of 18% compared to $21.0 million for the third quarter of 2014. Adjusted EBITDA1 margin for the third quarter of 2015 was 33.7% compared to 34.7% for the third quarter of 2014. As of September 30, 2015, the Company had cash of $189.3 million compared to $179.6 million at June 30, 2015. During the third quarter of 2015, the Company generated $30.1 million in net cash from operations and invested $13.8 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of $16.3 million. During the third quarter of 2014, the Company generated $13.7 million in net cash from operations and invested $11.7 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of $2.0 million.

Company Issues Fourth Quarter Guidance and Raises Full Year 2015 Outlook

The Company today issued guidance for the fourth quarter of 2015 and raised its full year 2015 outlook. The Company’s guidance is based on the current indications for its business, which may change at any time.

•	Fourth Quarter 2015 Guidance: The Company expects total revenue to be in the range of $76.5 million to $77.5 million. Adjusted EBITDA[1] is expected to be in the range of $23.8 million to $24.8 million. Non-GAAP[1] adjusted earnings per share is expected to be in the range of $0.37 to $0.40 based on approximately 39.8 million weighted average diluted shares outstanding.

•	Full Year 2015 Guidance: The Company expects total revenue to be in the range of $284.0 million to $285.0 million. Adjusted EBITDA[1] is expected to be in the range of $91.0 million to $92.0 million. Non-GAAP[1] adjusted earnings per share is expected to be in the range of $1.44 to $1.47 based on approximately 39.4 million weighted average diluted shares outstanding.

“We remain well positioned to deliver strong top and bottom line growth in 2015,” said Steve Lifshatz, Chief Financial Officer of Fleetmatics. “Our preliminary estimates for 2016 call for full year revenues in the range of $340 million to $345 million. We also expect to drive expanded full year adjusted EBITDA margins of 33%-34% in 2016 – in line with our plans for accelerating profitability growth. We will provide formal detailed guidance for 2016 when we release results for the fourth quarter of 2015.”

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss the financial results as well as management’s outlook for the business and other matters. The conference call may be accessed in the United States by dialing 1.800.230.1059 and using access code “FLTX”. The conference call may be accessed outside of the United States by dialing +1.612.234.9959 and using access code “FLTX”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://ir.fleetmatics.com. A replay of the conference call will be available approximately two hours after the call by dialing 1.800.475.6701 or +1.320.365.3844 and using access code 369883 or by accessing the webcast replay on the Company’s investor relations website. The Company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About Fleetmatics Group PLC

Fleetmatics Group PLC is a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS). Our solutions enable businesses to meet the challenges associated with managing local fleets, and improve the productivity of their mobile workforces, by extracting actionable business intelligence from real-time and historical vehicle and driver behavioral data. Fleetmatics Group’s intuitive, cost-effective Web-based solutions provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage, and other insights into their mobile workforce, enabling them to reduce operating and capital costs, as well as increase revenue. An integrated, full-featured mobile workforce management product provides additional efficiencies related to job management by empowering the field worker and speeding the job completion process – quote through payment. As of September 30, 2015, Fleetmatics served approximately 31,000 customers, with approximately 655,000 subscribed vehicles worldwide. To learn more about Fleetmatics, visit www.fleetmatics.com.

1Non-GAAP Financial Measures

In this release, Fleetmatics’ non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP adjusted earnings, non-GAAP diluted adjusted earnings per share, adjusted EBITDA and adjusted EBITDA margin are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. Non-GAAP gross profit and non-GAAP gross margin exclude share-based compensation and amortization of intangible assets. Non-GAAP operating income excludes share-based compensation; amortization of intangible assets; certain non-recurring litigation and settlement costs; and certain acquisition-related transaction costs. Non-GAAP adjusted earnings and non-GAAP diluted adjusted earnings per share exclude share-based compensation; amortization of intangible assets; foreign currency transaction (gain) loss; certain non-recurring litigation and settlement costs; certain acquisition-related transaction costs; loss on extinguishment of debt; the tax effects related to these items; and the tax reserve component of the income tax provision.

Adjusted EBITDA is defined as net income (loss) plus provision for (benefit from) income taxes; interest (income) expense, net; foreign currency transaction (gain) loss, net; depreciation and amortization of property and equipment; amortization of capitalized in-vehicle devices owned by customers; amortization of intangible assets; share-based compensation; certain non-recurring litigation and settlement costs; loss on extinguishment of debt; and certain acquisition-related transaction costs.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our expected financial results for the fourth quarter of 2015, the full year of 2015, as well as our preliminary outlook for 2016. These forward-looking statements include, but are not limited to: plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the fluctuations of foreign currency exchange rates and the impact on our revenue and expenses; risks associated with our ability to effectively and efficiently attract, sell to and retain customers; our ability to retain and increase sales to our existing customers; our ability to successfully attract customers on a cost-effective basis; our dependence on enterprise customers; our dependence on various lead generation programs; our ability to successfully complete and integrate acquisitions; expectations regarding the widespread adoption of fleet management solutions; our ability to expand the sales of our products in new geographies using our current lead generation and sales model; the effect of fluctuations in foreign currency exchange rates; our ability to integrate and sell our products through indirect sales channels; our ability to continue to compete in a highly fragmented market and the risk of future competitors by way of recent and future acquisitions or otherwise; our ability to keep up with the rapid technological change required to remain competitive in our industry; our ability to migrate customers to newer technologies; the impact of adverse economic conditions on information technology spending by our target customers; and collection of our accounts receivable and other risks set forth under the caption “Risk Factors” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2015, as updated by our subsequently filed quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Subscription revenue	$73,471	$60,421	$207,530	$167,586
Cost of subscription revenue	18,808	15,056	53,746	42,336

Gross profit	54,663	45,365	153,784	125,250

Operating expenses:
Sales and marketing	24,771	19,153	72,232	59,564
Research and development	5,669	4,259	15,467	13,049
General and administrative	14,483	10,623	39,053	31,381

Total operating expenses	44,923	34,035	126,752	103,994

Income from operations	9,740	11,330	27,032	21,256
Interest income (expense), net	(183)	(149)	(677)	(522)
Foreign currency transaction gain (loss), net	(1,074)	316	1,995	670
Loss on extinguishment of debt	—	—	(107)	—
Other income (expense), net	(40)	(42)	(40)	(1)

Income before income taxes	8,443	11,455	28,203	21,403
Provision for (benefit from) income taxes	(373)	3,260	2,241	6,347

Net income	$8,816	$8,195	$25,962	$15,056

Net income per share:
Basic	$0.23	$0.22	$0.68	$0.40

Diluted	$0.22	$0.21	$0.66	$0.39

Weighted average ordinary shares outstanding:
Basic	38,478,125	37,575,672	38,264,949	37,373,705

Diluted	39,460,848	38,532,609	39,125,249	38,424,555

FLEETMATICS GROUP PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash	$189,347	$175,400
Restricted cash	130	—
Accounts receivable, net of allowances of $3,028 and $2,200 at September 30, 2015 and December 31, 2014, respectively	20,032	16,876
Deferred tax assets	7,439	7,458
Prepaid expenses and other current assets	15,099	13,379

Total current assets	232,047	213,113
Property and equipment, net	97,973	79,734
Goodwill	38,835	30,207
Intangible assets, net	6,628	6,460
Deferred tax assets, net	6,283	6,353
Other assets	11,050	10,829

Total assets	$392,816	$346,696

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,565	$8,001
Accrued expenses and other current liabilities	33,455	24,307
Deferred revenue	22,325	22,592

Total current liabilities	65,345	54,900
Deferred revenue	9,389	10,241
Accrued income taxes	3,559	3,164
Long-term debt, net of discount	22,990	23,750
Other liabilities	7,326	2,356

Total liabilities	108,609	94,411

Total shareholders’ equity	284,207	252,285

Total liabilities and shareholders’ equity	$392,816	$346,696

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$25,962	$15,056
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	20,520	15,951
Amortization of capitalized in-vehicle devices owned by customers	639	896
Amortization of intangible assets	1,814	1,902
Amortization of deferred commissions, other deferred costs and debt discount	7,589	5,955
Provision for (benefit from) deferred tax assets	—	(277)
Provision for accounts receivable allowances	2,529	1,672
Unrealized foreign currency transaction (gain) loss	(2,165)	(735)
Loss on disposal of property and equipment and other assets	2,224	1,315
Share-based compensation	17,010	9,717
Changes in excess tax benefits on share-based awards	3,624	(13,056)
Loss on extinguishment of debt	107	—
Changes in operating assets and liabilities:
Accounts receivable	(5,527)	3,440
Prepaid expenses and other current and long-term assets	(9,566)	(2,277)
Accounts payable, accrued expenses and other current liabilities	5,142	2,751
Accrued income taxes	404	1,415
Deferred revenue	(1,228)	3,797

Net cash provided by operating activities	69,078	47,522

Cash flows from investing activities:
Purchases of property and equipment	(32,494)	(28,908)
Capitalization of internal-use software costs	(3,222)	(2,491)
Proceeds from sale of property and equipment	—	41
Payment for business acquired, net of cash acquired	(7,673)	(2,274)
Net (increase) decrease in restricted cash	(149)	64

Net cash used in investing activities	(43,538)	(33,568)

Cash flows from financing activities:
Payments of borrowings under Revolving Credit Facility	(23,750)	—
Proceeds from borrowings under Credit Facility	46,132	—
Payments of borrowings under Credit Facility	(23,750)	—
Proceeds from exercise of stock options	2,437	1,967
Taxes paid related to net share settlement of equity awards	(6,600)	(3,703)
Changes in excess tax benefits from share-based awards	(3,624)	13,056
Payments of capital lease obligations	(1,019)	(620)
Payments of notes payable	(399)	(365)

Net cash provided by (used in) financing activities	(10,573)	10,335

Effect of exchange rate changes on cash	(1,020)	(452)

Net increase in cash	13,947	23,837
Cash, beginning of period	175,400	137,171

Cash, end of period	$189,347	$161,008

Supplemental disclosure of cash flow information:
Cash paid for interest	$833	$525
Cash paid (refunds received), net for income taxes	$314	$1,234
Supplemental disclosure of non-cash financing and investing activities:
Acquisition of property and equipment and software through capital leases and notes payable	$3,409	$2,647
Additions to property and equipment included in accounts payable or accrued expenses at the balance sheet dates	$2,030	$2,167
Leasehold improvements financed by landlord through lease incentives	$2,258	$—
Issuance of ordinary shares under employee share purchase plan	$548	$441

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Gross Profit GAAP	$54,663	$45,365	$153,784	$125,250
Share-based compensation	328	176	887	495
Amortization of intangible assets	309	345	917	894

Gross Profit Non-GAAP	$55,300	$45,886	$155,588	$126,639

Subscription revenue	$73,471	$60,421	$207,530	$167,586
Gross Margin Percentages:
GAAP	74.4%	75.1%	74.1%	74.7%
Non-GAAP	75.3%	75.9%	75.0%	75.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating income GAAP	$9,740	$11,330	$27,032	$21,256
Share-based compensation	6,670	3,290	17,010	9,717
Amortization of intangible assets	615	681	1,814	1,902
Litigation and settlements	—	(364)	(218)	(147)
Acquisition-related transaction costs	279	—	436	218

Operating income Non-GAAP	$17,304	$14,937	$46,074	$32,946

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$8,816	$8,195	$25,962	$15,056
Provision for (benefit from) income taxes	(373)	3,260	2,241	6,347
Interest (income) expense, net	183	149	677	522
Foreign currency transaction (gain) loss, net	1,074	(316)	(1,995)	(670)
Depreciation and amortization of property and equipment	7,387	5,835	20,520	15,951
Amortization of capitalized in-vehicle devices owned by customers	122	238	639	896
Amortization of intangible assets	615	681	1,814	1,902
Share-based compensation	6,670	3,290	17,010	9,717
Litigation and settlements	—	(364)	(218)	(147)
Acquisition-related transaction costs	279	—	436	218
Loss on extinguishment of debt	—	—	107	—

Adjusted EBITDA	$24,773	$20,968	$67,193	$49,792

Subscription revenue	$73,471	$60,421	$207,530	$167,586
Adjusted EBITDA margin	33.7%	34.7%	32.4%	29.7%

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS AND EPS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$8,816	$8,195	$25,962	$15,056
Amortization of intangible assets	615	681	1,814	1,902
Share-based compensation	6,670	3,290	17,010	9,717
Foreign currency transaction (gain) loss, net	1,074	(316)	(1,995)	(670)
Litigation and settlements	—	(364)	(218)	(147)
Acquisition-related transaction costs	279	—	436	218
Loss on extinguishment of debt	—	—	107	—
Tax effect of non-GAAP adjustments above at 8% in the three and nine months ended September 30, 2015 and 15% in the three and nine months ended September 30, 2014	(691)	(494)	(1,372)	(1,653)
Tax reserve component of income tax provision	(459)	266	404	791

Adjusted earnings	$16,304	$11,258	$42,148	$25,214

Weighted average ordinary shares outstanding — diluted	39,460,848	38,532,609	39,125,249	38,424,555

Non-GAAP adjusted EPS	$0.41	$0.29	$1.08	$0.66

FLEETMATICS GROUP PLC

RECONCILIATION TO NON-GAAP INCOME

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cost of subscription revenue
Share-based compensation	$328	$176	$887	$495
Amortization of intangible assets	309	345	917	894

Subtotal cost of subscription revenue	637	521	1,804	1,389
Sales and marketing
Share-based compensation	2,049	1,113	5,833	3,615
Amortization of intangible assets	306	336	897	1,008

Subtotal sales and marketing	2,355	1,449	6,730	4,623
Research and development
Share-based compensation	893	519	2,354	1,384

Subtotal research and development	893	519	2,354	1,384
General and administrative
Share-based compensation	3,400	1,482	7,936	4,223
Litigation and settlements	—	(364)	(218)	(147)
Acquisition-related transaction costs	279	—	436	218

Subtotal general and administrative	3,679	1,118	8,154	4,294
Foreign currency transaction (gain) loss, net	1,074	(316)	(1,995)	(670)
Loss on extinguishment of debt	—	—	107	—
Tax effect of non-GAAP adjustments, net of tax reserve component of income tax provision	(1,150)	(228)	(968)	(862)

Total expense add-backs	$7,488	$3,063	$16,186	$10,158